Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-8) of Franklin Financial Services Corporation, pertaining to the Employee Stock Purchase Plan of 2004, of our report dated January 23, 2004, with respect to the consolidated financial statements of Franklin Financial Services Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Beard Miller Company LLP
Harrisburg, Pennsylvania July 20, 2004